EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CPI Corp.:

We consent to the incorporation by reference in registration statements No. 333-08634, No. 333-08636, No. 333-64296, No. 33-19981, No. 33-41405, No. 33-50082 and 002-86403 on Forms S-8 and No. 33-17582 on Form S-3 of CPI Corp. of our reports dated April 20, 2005, relating to the consolidated balance sheets of CPI Corp. and subsidiaries as of February 5, 2005 and February 7, 2004 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended February 5, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of February 5, 2005 and the effectiveness of internal control over financial reporting as of February 5, 2005, which reports appear in the February 5, 2005 annual report on Form 10-K of CPI Corp.

/s/ KPMG LLP
    KPMG, LLP

St. Louis, Missouri
April 20, 2005

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